Exhibit 99.1

CDTi Announces Second Quarter 2017 Financial Results

Oxnard, California – Aug. 14, 2017 – Clean Diesel Technologies, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, reported its financial results for the second quarter ended June 30, 2017.

Matthew Beale, CDTi’s CEO, stated, “We are nearing our goal to complete CDTi’s transition to an advanced materials and specialty coating business model by the end of 2017. Shipments of our advanced materials to commercial partners in China and India are set to begin during the fourth quarter and forward revenue visibility continues to increase for both cost-down and new vehicles programs.  We have successfully adapted our technology for deployment in two-wheel and selective catalytic reduction (SCR) applications that offer additional near-term revenue opportunities.  Our restructuring and repositioning initiatives have begun to translate into improved financial results with both operating loss and cash burn decreasing significantly during the second quarter.  CDTi is nearing the end stages of transitioning to a scalable technology company, providing us with a solid platform to support the ramp of our new powder business in 2018 and 2019.”

Financial Highlights: Second Quarter 2017 compared to Second Quarter 2016

•                  Total revenue was $8.4 million for both periods.

▪            Coated catalyst revenue was $4.8 million in both periods.

▪            Emissions control systems revenue was $3.0 million, compared to $2.9 million.

▪            Technology and advanced materials revenue was $0.6 million in both periods.

•                  Gross margin was 23%, compared to 20%. The increase primarily reflects a more favorable revenue mix.

•                  Total operating expenses in the second quarter of 2017 were $2.3 million, compared to $4.8 million in the second quarter of 2016. The decrease reflects the positive effects of the company’s cost reduction initiatives undertaken in 2016 as well as a reduction in the liability related to the exit of our Canadian manufacturing facility.  The Company achieved its goal to reduce ongoing operating expenses to $3.0 million in the second quarter and anticipates that operating expense will continue at this level or lower for the remainder of the year.

•                  Net loss was $385,000, or $0.02 per share, compared to a net loss of $222,000, or $0.06 per share in the second quarter of 2016.

•                  Cash at June 30, 2017 was $1.6 million, compared to $7.8 million at December 31, 2016 including a $600,000 decrease in our line of credit since the first quarter.

Financial Highlights: Six months ended June 30, 2017 compared to 2016

•                Total revenue for the first six months of 2017 was $16.6 million, compared to $18.2 million for the same prior year period.

•                Gross margin was 20%, compared to 24% in the same prior year period.

•                Total operating expenses for the first six months of 2017 were $6.1 million compared to $10.8 million in the same prior year period.

•                Net loss for the first six months of 2017 was $3.5 million, or $0.22 per share, compared to net loss of $3.0 million, or $0.80 per share, in the same prior year period.

Financial Outlook

Based on CDTi’s current business configuration as well as its second quarter results, the company continues to expect revenue to be between $32.0 million and $35.0 million and gross margin to be between 23% and 25%.

Conference Call and Webcast Information

CDTi will host a conference call and live webcast beginning at 2:00 p.m. Pacific Time today, August 14th to discuss its financial results and its business outlook. This conference call will contain forward-looking information. To participate in the conference call, please dial +1 (877) 303-9240 and international participants should dial +1 (760) 666-3571. The conference code is 59723228. The conference call will be webcast live on the CDTi website at www.cdti.com under the “Investor Relations” section. To listen to the live webcast, participants should visit the site at least 15 minutes prior to the conference to download any required streaming media software. An archived recording of the conference call will be available on the CDTi website for 30 days. You may also access a telephone replay for two business days following the conclusion of the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 if dialing in internationally. The passcode is 59723228.

About CDTi

CDTi develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the acceleration of the Company’s business transformation into an advanced materials company, global trends in the automotive and heavy duty diesel markets, the Company’s future financial performance, and the performance of the Company’s technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property; (j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l)  obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals;  (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Becky Herrick or Cathy Mattison

LHA (IR Agency)

+1 415 433 3777

bherrick@lhai.com / cmattison@lhai.com

[Tables to follow]

CLEAN DIESEL TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$1,611	$7,839
Accounts receivable, net	4,623	5,398
Inventories	5,833	7,125
Prepaid expenses and other current assets	978	968
Total current assets	13,045	21,330
Property and equipment, net	1,031	1,158
Intangible assets, net	1,267	1,483
Deferred tax assets	561	554
Other assets	347	305
Total assets	$16,251	$24,830
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$672	$1,458
Shareholder notes payable	—	1,803
Accounts payable	4,145	5,979
Accrued expenses and other current liabilities	5,143	6,345
Income taxes payable	693	642
Total current liabilities	10,653	16,227
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share: authorized 100,000; no shares issued and outstanding	—	—

Common stock, par value $0.01 per share: authorized 50,000,000; issued and outstanding 15,722,537 and 15,703,301 shares at June 30, 2017 and December 31, 2016, respectively	157	157
Additional paid-in capital	238,093	237,838
Accumulated other comprehensive loss	(6,108)	(6,329)
Accumulated deficit	(226,544)	(223,063)
Total stockholders’ equity	5,598	8,603
Total liabilities and stockholders’ equity	$16,251	$24,830

CLEAN DIESEL TECHNOLOGIES, INC.

Condensed Consolidated Statement of Operations

(in thousands, except percentage and per share amounts)

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	% of Revenues	2016	% of Revenues	2017	% of Revenues	2016	% of Revenues
			As Restated				As Restated
Coated catalysts	$4,821	57%	$4,830	58%	$9,291	56%	$10,441	58%
Emission control systems	3,011	36%	2,946	35%	6,553	39%	6,862	37%
Technology and advanced materials	567	7%	630	7%	769	5%	849	5%
Revenues	$8,399	100%	$8,406	100%	$16,613	100%	$18,152	100%
Gross profit	1,944		1,687		3,378		4,424
Operating expenses:
Research and development	987		1,431		2,056		3,193
Selling, general and administrative	1,916		2,827		4,642		6,227
Severance and other charges	(619)		581		(619)		1,373
Total operating expenses	2,284		4,839		6,079		10,793
Loss from operations	(340)		(3,152)		(2,701)		(6,369)
Other income (expense):
Interest expense	(64)		(691)		(167)		(1,083)
Gain on bifurcated derivative liability	—		2,754		—		2,754
Loss on extinguishment of debt	—		(1,630)		(194)		(1,630)
Gain (loss) on change in fair value of liability-classified warrants	4		792		(334)		1,588
Other income, net	184		1,008		83		628
Total other income (expense)	124		2,233		(612)		2,257
Loss from operations before income taxes	(216)		(919)		(3,313)		(4,112)
Income tax expense (benefit)	169		(697)		168		(1,119)
Net loss	$(385)		$(222)		$(3,481)		$(2,993)
Basic and diluted net loss per common share:
Net loss	$(0.02)		$(0.06)		$(0.22)		$(0.80)
Weighted average shares outstanding – basic and diluted	15,708		3,848		15,706		3,747